UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  February 13, 2014
Verde Resources, Inc.
 (Exact name of registrant as specified in its charter)
Nevada	333-170935	27-2448672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Unit 1503, 15/F, The Phoenix, 21-25 Luard, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code     (852) 21521223

_________________________________________________
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

We are filing this Current Report on Form 8-K/A in response to the February 26, 2014 Comment Letter from SEC concerning changes in our certifying accountants that include (i) revising the disclosure in Sections 1b and 1c of Item 4.01 to address both fiscal years ended June 30, 2013 and June 30, 2012, and (ii) providing all of the disclosures required by Item 304(a)(2) of Regulation S-K on our consultation with Albert Wong & Co. CPAs in Section 3 of Item 4.01.

Item 4.01 Changes In Registrant's Certifying Accountant

(1) Previous Independent Auditors:
a.     On February 13, 2014, the Company dismissed the registered independent public accountant, Sadler, Gibb & Associates, CPAs LLC of Salt Lake City, Utah ("SGA").
b.    SGA's report on the financial statements as of and for the years ending June 30, 2013, and June 30, 2012 contained no adverse opinion or disclaimer of opinion and was not  qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.
 c.   Our Board of Directors participated in and approved the decision to change independent accountants. During the fiscal years ending June 30, 2013, and June 30, 2012, and through the quarterly period September 30, 2013, there have been no disagreements with SGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SGA, would have caused them to make reference thereto in their report on the financial statements. Through the interim period February 13, 2014 (the date of dismissal of the former accountant), there have been no disagreements with SGA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SGA would have caused them to make reference thereto in their report on the financial statements.
d.     We have authorized SGA to respond fully to the inquiries of the successor accountant.
e.    The Company provided a copy of the foregoing disclosures to SGA prior to the date of the filing of this Current Report and requested that SGA furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K/A.
(3) Appointment of Independent Accountants for Gold Billion Global Limited:
a.      On February 13, 2014, Albert Wong & Co. CPAs ("AWC") of Hong Kong was appointed as the registered independent public accountant to audit the financial statements of Gold Billion Global Limited ("GBL") as of October 25, 2013 and June 30, 2013. During the year ended June 30, 2013, and prior to February 13, 2014 (the date of the engagement), we consulted AWC regarding:
(i) the application of accounting principles to a specified transaction, i.e.,. the definition of reverse merger (ASC 805-10-40) and variable interest entity (ASC 810-10), and the relevant accounting treatment required by the U.S. GAAP.
(ii) the type of audit opinion that might be rendered on the Company's financial statements by AWC, in either case where written or oral advice provided by AWC would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues. AWC explained the different types of audit opinion rendered in an audit report under United States General Accepted Auditing Standards and the PCAOB Auditing Standards. With regards to the audit opinion on Gold Billion Global Limited, AWC did not render any final audit opinion not until AWC completed the relevant audit procedures and delivered the audit report to the Company for review on February 20, 2014.
During the year ended June 30, 2013, and prior to February 13, 2014 (the date of the engagement), we did not consult with AWC regarding:
(iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K/A.

Exhibit No.                                        Description

                         16.1                                                         Letter from Sadler, Gibb & Associates, CPAs LLC, dated March 12, 2014,  regarding Change in Certifying Accountant. (Filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 VERDE RESOURCES, INC.
/s/ Wu Ming Ding
Wu Ming Ding
President, and Director

Date: March 12, 2014